CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 13, 2005 on the financial statements and financial highlights of the New River Small Cap Fund and the New River Core Equity Fund, each a series of New River Funds.  Such financial statements and financial highlights are included in the Post Effective Amendment to the Registration Statement on Form N-1A of New River Funds.  We also consent to the references to our Firm in such Registration Statement.

                                                                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

January 18, 2006